EXHIBIT 10.71


March 3, 2003


VIA HAND-DELIVERY
-----------------

Michael S. Wilstead


 	RE:	Key Employee Retention Agreement
            --------------------------------

Dear Michael:

As a key employee of QuadraMed Corporation ("QuadraMed"), you are essential to implementing the very recently adopted strategy of QuadraMed that includes selling the company and/or its assets or filing a plan of reorganization under
Chapter 11 (the "Strategic Event").   In this difficult situation, QuadraMed
wants to encourage your continued employment and commitment to QuadraMed through the Strategic Event.

Because QuadraMed wishes for you to remain employed with us through the Strategic Event, The Special Committee to the Board of Directors has approved offering you the following special incentive agreement ("Agreement"):

                        QuadraMed's Commitments to You

                        ------------------------------
   o Provided you comply with Your Commitments to Us, set forth below, QuadraMed will pay you an amount equal to $450,000.00 (the "Retention Payment") as follows: (1) 25% of the Retention Payment ($112,500) on the date the Company's common stock is delisted from NASDAQ (the "Delisting Event"); (2) 25% of the Retention Payment ($112,500) upon the earlier of three months from the Delisting Event or the announcement of a filing of a plan of reorganization under Chapter 11; and 50% of your Retention Payment ($225,000) upon the earlier of (i) relisting of the Company's common stock with NASDAQ or an automated over the counter exchange; (ii) the closing date of the sale of the Company and/or assets; (iii) the closing date of the sale of the division of the Company you are employed with; or (iv) the emergence of the company and/or its assets from a plan of reorganization under Chapter 11. All amounts paid to you hereunder will be made less withholdings required by law.

Michael Wilstead
March 3, 2003
Page 2

   o QuadraMed will continue your employment under currently existing terms during your employment. Between now and the completion of the term of this Agreement, QuadraMed shall only terminate your employment for cause, which includes, but is not limited to, your failure to comply with any of your obligations set forth under Your Commitments to Us, QuadraMed's Code of
                                 ----------------------
     Conduct, and QuadraMed's Employment Agreements re: Proprietary Information and Inventions and Arbitration of Employment Disputes.


                             Your Commitments to Us.
                             ----------------------

   o You shall cooperate with QuadraMed and use your best efforts to assist the company in completing the Strategic Event.

   o You shall continue to perform the duties assigned to you during your employment.

   o You agree not to disclose or use - for your benefit or for the benefit of any other person, corporation, or entity - any of QuadraMed's confidential or proprietary information, including but not limited to QuadraMed's business plans and customer information. Your duty to maintain confidentiality under this paragraph is a material aspect of this letter agreement, and unless you agree to this, QuadraMed would not be offering the incentives set forth above under QuadraMed's Commitments to You.


                                  Arbitration
                                  -----------

Both you and QuadraMed agree that any dispute which may arise under this Agreement shall be resolved by submission to final and binding arbitration held in Reston, Virginia under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then existing, and judgment on any arbitration award may be entered in any court of competent jurisdiction.

Michael Wilstead
March 3, 2003
Page 3

If you agree to the terms of this Agreement, please sign in the space indicated below on both duplicate originals of this letter agreement, and return one to Katie Wargnier. By signing below, you agree that this Agreement contains the complete terms of our understanding with respect to the obligations of QuadraMed and you regarding the implementation of the Strategic Event.


                                       Sincerely,



                                       Lawrence P. English
                                       Chairman and Chief Executive Officer


BY SIGNING THIS LETTER, I ACKNOWLEDGE THAT I HAVE READ ITS CONTENTS; I UNDERSTAND IT; AND I AGREE TO COMPLY WITH ITS TERMS.



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